Exhibit 99.2

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com

Investor contact: Derek Fiebig

(954) 769-7342

fiebigd@autonation.com

AUTONATION COMMENCES CASH TENDER OFFERS AND

CONSENT SOLICITATIONS FOR ITS OUTSTANDING FLOATING RATE

NOTES DUE 2013 AND ITS OUTSTANDING 7% SENIOR NOTES DUE 2014

FORT LAUDERDALE, Fla. (March 31, 2010) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, announced today that it has commenced tender offers to purchase for cash (1) any and all of its outstanding Floating Rate Senior Notes due 2013 (the “Floating Rate Notes”) in an aggregate principal amount of $146.1 million and (2) any and all of its outstanding 7% Senior Notes due 2014 (the “Fixed Rate Notes,” and together with the Floating Rate Notes, the “Notes”) in an aggregate principal amount of $132.6 million. In connection with the offers, holders of the notes are being solicited to provide consents to certain proposed amendments to the indenture for the Notes that would eliminate most of the restrictive covenants and certain events of default contained in the indenture and shorten the notice periods required to undertake an optional redemption of either series of Notes.

The consent deadline is 5:00 p.m., New York City time, on April 13, 2010 (the “Consent Deadline”), and the offers will expire at 11:59 p.m., New York City time, on April 27, 2010, in each case unless extended by the Company (the “Expiration Time”). The withdrawal deadline is the earlier to occur of (i) 5:00 p.m., New York City time, on April 13, 2010, unless extended, or (ii) the date and time that the applicable supplemental indenture relating to the proposed amendments is executed by the Company, the subsidiary guarantors and the note trustee (the “Withdrawal Deadline”). Tendered Notes may be withdrawn at any time at or before the Withdrawal Deadline, but not thereafter.

As described in more detail in the offer to purchase and consent solicitation statement and related letter of transmittal and consent, which will be distributed to noteholders promptly, the total consideration for each $1,000 principal amount of Floating Rate Notes validly tendered prior to the Consent Deadline and accepted for purchase by AutoNation will be $1,010.00, and the total consideration for each $1,000 principal amount of Fixed Rate Notes validly tendered prior to the Consent Deadline and accepted for purchase by AutoNation will be $1,035.00. The foregoing total consideration for the Notes includes a consent payment equal to $30 per $1,000 principal amount of the Notes tendered. Holders must validly tender their Notes on or before the Consent Deadline in order to be eligible to receive the total consideration, which includes the consent payment. Holders who validly tender their Notes after the Consent Deadline and before the expiration of the offers will only be eligible to receive an amount equal to the applicable total consideration minus the consent payment. Additionally, holders whose Notes are purchased pursuant to the offers will receive any accrued but unpaid interest up to, but not including, the applicable payment date for the Notes.

If the Company elects to exercise the early purchase option with regard to the offers, the Company expects the early acceptance date for the offers to be promptly after the later of the applicable Consent Deadline and Withdrawal Deadline, provided that the conditions to the offers and the related consent solicitations have been satisfied or waived. Upon the terms and subject to the conditions of the offers, the Company will pay for Notes validly tendered prior to the applicable early acceptance date on the applicable early payment date, which is expected to be promptly following the applicable early acceptance date. The Company expects the applicable final acceptance date for the offers to be promptly after the Expiration Time, provided that the conditions to the offers and the related consent solicitations have been satisfied or waived. Upon the terms and subject to the conditions of the offers being satisfied or waived, the Company will pay for Notes validly tendered pursuant to the offers prior to the applicable Expiration Time (or if the Company exercises its early purchase option described above, all such Notes validly tendered after the applicable early acceptance date and prior to the applicable Expiration Time) on the applicable final payment date, which is expected to be promptly following the applicable final acceptance date.

Completion of each of the offers and consent solicitations is subject to the satisfaction of certain conditions, including, but not limited to, receipt of valid tenders and consents from at least a majority in principal amount of the Notes that are the subject of such offer and receipt of debt financing in an amount that will be sufficient to purchase the Notes tendered in the offers. Neither offer is conditioned upon completion of the other offer. The offers and consent solicitations may be amended, extended or, under certain conditions, terminated. The Company reserves the right to make changes to one offer without making the corresponding changes to the other offer.

The depositary and information agent for the offers and consent solicitations is Global Bondholder Services Corporation. The dealer managers for the offers are Banc of America Securities LLC ((888) 292-0070 (toll-free), (980) 388-9217 (collect)), J.P. Morgan Securities Inc. ((866) 834-4666 (toll-free), (212) 834-3424 (collect)) and Wells Fargo Securities, LLC ((866) 309-6316 (toll-free), (704) 715-8341 (collect)).

The offer to purchase and consent solicitation statement, letter of transmittal and consent and related documents will be distributed to noteholders promptly. Noteholders with questions or who would like additional copies of the offer documents may call the information agent, Global Bondholder Services Corporation, toll-free at (866) 470-3900. (Banks and brokers may call collect at (212) 430-3774.)

This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the Company’s Floating Rate Notes due 2013 or 7% Senior Notes due 2014. The offers and the consent solicitations are being made only pursuant to the offer to purchase and consent solicitation statement, letter of transmittal and consent and related materials that the Company will be distributing to noteholders promptly. Noteholders and investors should read carefully the offer to purchase and consent solicitation statement, letter of transmittal and consent and related materials because they contain important information, including the various terms of and conditions to the offers and the consent solicitation.

About AutoNation, Inc.

AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer and has been named America’s Most Admired Automotive Retailer by FORTUNE Magazine five times. A component of the Standard and Poor’s 500 Index, AutoNation owns and operates 249 new vehicle franchises in 15 states. For additional information, please visit www.autonation.com or corp.autonation.com/investors.

Forward-Looking Statements

This news release may contain forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Our forward-looking statements reflect our current expectations, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; our ability to complete planned transactions; assumptions and expectations relating to financial covenants contained in our debt agreements; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.